Exhibit 99.1

FOR IMMEDIATE RELEASE

August 5, 2015

GSI Group Announces Financial Results

for the Second Quarter of 2015

•	Second Quarter 2015 Adjusted Revenue of $96.5 million, 5% year-over-year growth

•	Second Quarter 2015 Adjusted EBITDA of $16.3 million, 13% year-over-year growth

•	Second Quarter 2015 GAAP Diluted Earnings per Share (“EPS”) of $0.56

•	Second Quarter 2015 Adjusted Earnings per Share (“Adjusted EPS”) of $0.20

•	Second Quarter 2015 Net Debt of $35 million

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of laser, precision motion, and vision technologies to original equipment manufacturers in the medical and advanced industrial markets, today reported financial results for the second quarter of 2015.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	July 3, 2015	June 27, 2014
GAAP
Revenue	$96.5	$96.9
Operating income from continuing operations	$10.3	$6.5
EPS	$0.56	$0.10

Non-GAAP*
Adjusted Revenue	$96.5	$91.6
Adjusted operating income from continuing operations	$13.8	$11.7
Adjusted EPS	$0.20	$0.19
Adjusted EBITDA	$16.3	$14.5

* Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use are presented below.

Second Quarter

“I am pleased with our strong second quarter results, which represent another quarter of attractive financial performance from the Company and build on our strong start to the year. In the second quarter, we delivered 5% Adjusted Revenue growth and 5% organic revenue growth, while Adjusted EBITDA increased by 13% and Adjusted EPS increased by 5%. We delivered these strong results despite the impact of the stronger U.S. dollar,” said John Roush, Chief Executive Officer.

During the second quarter of 2015, GSI generated GAAP revenue of $96.5 million, a decrease of 0.4% from $96.9 million in the second quarter of 2014. Adjusted Revenue in the second quarter of 2015 was $96.5 million, an increase of 5.3% from $91.6 million in the second quarter of 2014. The Laser Products and Precision Motion operating segments both delivered strong Adjusted Revenue growth, whereas Vision Technologies declined due to end-market dynamics.

“While some of our medical end-markets were slower in the quarter, we saw signs of strengthening, in applications such as patient monitoring, robotics, and Optical Coherence Tomography (“OCT”). Advanced industrial applications continued to remain strong, particularly in laser marking and coding, laser converting, and a handful of electronic circuitry applications,” added Mr. Roush.

In the second quarter of 2015, GAAP operating income from continuing operations was $10.3 million, compared to $6.5 million in the second quarter of 2014. Adjusted operating income from continuing operations was $13.8 million in the second quarter of 2015, compared to $11.7 million in the second quarter of 2014.

GAAP Diluted EPS from continuing operations was $0.56 in the second quarter of 2015, compared to $0.10 in the second quarter of 2014. Adjusted EPS was $0.20 in the second quarter of 2015, compared to $0.19 in the second quarter of 2014. The Adjusted EPS for the second quarter of 2015 includes approximately $0.03 negative impact related to foreign exchange losses.

Adjusted EBITDA was $16.3 million in the second quarter of 2015, compared to $14.5 million in the second quarter of 2014.

As of July 3, 2015, cash and cash equivalents was $81.1 million, while total debt was $116.3 million. The Company completed the second quarter of 2015 with approximately $35.2 million of Net Debt, as defined in the non-GAAP reconciliation below. Operating cash flow from continuing operations for the second quarter of 2015 was $8.5 million; and $14.6 million for the first six months of 2015.

Financial Outlook

For the third quarter of 2015, the Company expects Adjusted Revenue of between $92 million and $94 million, up 3% to 5% on an organic revenue basis. This compares to Adjusted Revenue for the third quarter of 2014 of $89 million.

For the full year 2015, the Company continues to expect Adjusted Revenue of approximately $370 million. This compares to Adjusted Revenue of $343 million in the full year 2014. The guidance represents anticipated year-over-year Adjusted Revenue growth of 6% to 8% and year-over-year organic revenue growth in the mid-single digit range.

For the third quarter of 2015, the Company expects Adjusted EBITDA to be approximately $14 million. In addition, the Company expects Adjusted EPS to be in the range of $0.18 to $0.20. For the full year 2015, the Company continues to expect Adjusted EBTIDA to be in the range of $60 million to $62 million. Additionally, the Company expects Adjusted EPS to be in the range of $0.85 to $0.89.

Conference Call Information

The Company will host a conference call on Wednesday, August 5, 2015 at 10:30 am EDT to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 38295691.

A playback of this conference call will be available beginning 2:30 p.m. EDT, Wednesday, August 5, 2015. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 38295691. The playback will remain available until 11:00 p.m. EDT, Wednesday, August 26, 2015.

A replay of the audio webcast will be available approximately four hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are organic revenues, Adjusted Revenues, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Income from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Taxes, Adjusted Income from Continuing Operations, net of tax, Adjusted EPS from Continuing Operations, Adjusted EBITDA, and Net Debt.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s operating performance. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, are often large relative to the Company’s overall financial performance, which can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, a non-GAAP financial measure, is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees. Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, anticipated financial performance; business prospects; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our ability to utilize our net operating loss carryforwards and other tax attributes; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical and advanced industrial markets. The Company is a leader in highly engineered enabling technologies, including CO2 laser sources, laser scanning and beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. The Company specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	July 3, 2015	June 27, 2014
Revenue	$96,494	$96,905
Cost of revenue	55,149	58,254

Gross profit	41,345	38,651

Operating expenses:
Research and development and engineering	7,840	7,525
Selling, general and administrative	20,922	21,410
Amortization of purchased intangible assets	1,852	2,876
Restructuring, acquisition and divestiture related costs	416	360

Total operating expenses	31,030	32,171

Operating income from continuing operations	10,315	6,480
Interest income (expense), net	(1,375)	(1,375)
Foreign exchange transaction gains (losses), net	(3,153)	(61)
Other income (expense), net	20,034	419

Income from continuing operations before income taxes	25,821	5,463
Income tax provision	6,310	2,057

Income from continuing operations	19,511	3,406
Loss from discontinued operations, net of tax	(13)	(2,678)

Consolidated net income	19,498	728
Less: Net income attributable to noncontrolling interest	—	(3)

Net income attributable to GSI Group Inc.	$19,498	$725

Earnings per common share from continuing operations:
Basic	$0.56	$0.10
Diluted	$0.56	$0.10
Loss per common share from discontinued operations:
Basic	$(0.00)	$(0.08)
Diluted	$(0.00)	$(0.08)
Earnings per common share attributable to GSI Group Inc.:
Basic	$0.56	$0.02
Diluted	$0.56	$0.02

Weighted average common shares outstanding—basic	34,630	34,378
Weighted average common shares outstanding—diluted	35,029	34,707

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	July 3, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$81,051	$51,146
Accounts receivable, net	54,379	51,494
Inventories	60,410	62,943
Other current assets	16,793	17,113
Assets of discontinued operations	—	631

Total current assets	212,633	183,327
Property, plant and equipment, net	37,780	40,088
Intangible assets, net	67,278	67,242
Goodwill	98,358	90,746
Other assets	16,379	17,516

Total assets	$432,428	$398,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,500	$7,500
Accounts payable	26,942	25,592
Accrued expenses and other current liabilities	27,544	20,798
Liabilities of discontinued operations	—	324

Total current liabilities	61,986	54,214
Long-term debt	108,750	107,500
Other long-term liabilities	27,105	25,951

Total liabilities	197,841	187,665

Stockholders’ Equity:
Total GSI Group Inc. stockholders’ equity	234,587	210,825
Noncontrolling interest	—	429

Total stockholders’ equity	234,587	211,254

Total liabilities and stockholders’ equity	$432,428	$398,919

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 3, 2015	June 27, 2014
Cash flows from operating activities:
Consolidated net income	$19,498	$728
Less: Loss from discontinued operations, net of tax	13	2,678

Income from continuing operations	19,511	3,406
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	4,623	6,322
Share-based compensation	936	995
Gain on disposal of business	(19,638)	—
Deferred income taxes	275	740
Earnings from equity investment	(394)	(416)
Other	417	1,105
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses purchased or classified as discontinued operations:
Accounts receivable	(147)	4,490
Inventories	134	(1,389)
Other operating assets and liabilities	2,809	1,875

Net cash provided by operating activities of continuing operations	8,526	17,128
Net cash provided by (used in) operating activities of discontinued operations	(13)	1,420

Net cash provided by operating activities	8,513	18,548

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,187)	(1,617)
Acquisition of businesses, net of cash acquired	804	(1,296)
Proceeds from the sale of business, net of transaction costs	30,623	—
Proceeds from the sale of property, plant and equipment	93	14

Net cash provided by (used in) investing activities of continuing operations	30,333	(2,899)
Net cash used in investing activities of discontinued operations	—	(281)

Net cash provided by (used in) investing activities	30,333	(3,180)

Cash flows from financing activities:
Borrowings under revolving credit facility	—	7,000
Repayments of long-term debt and revolving credit facility	(6,875)	(8,875)
Other financing activities	(218)	(387)

Net cash used in financing activities of continuing operations	(7,093)	(2,262)
Net cash used in financing activities of discontinued operations	—	—

Net cash used in financing activities	(7,093)	(2,262)

Effect of exchange rates on cash and cash equivalents	1,756	160

Increase in cash and cash equivalents	33,509	13,266
Cash and cash equivalents, beginning of period	47,542	31,741

Cash and cash equivalents, end of period	$81,051	$45,007

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Revenue by Segment (Non-GAAP):

	Three Months Ended
	July 3, 2015	June 27, 2014
Laser Products
Revenue (GAAP)	$42,190	$43,828
JK Lasers divestiture	(53)	(5,330)
Acquisition fair value adjustments	—	—

Adjusted Revenue	$42,137	$38,498

Vision Technologies
Revenue (GAAP)	$31,216	$34,791
Acquisition fair value adjustments	39	56

Adjusted Revenue	$31,255	$34,847

Precision Motion
Revenue (GAAP)	$23,088	$18,286
Acquisition fair value adjustments	—	—

Adjusted Revenue	$23,088	$18,286

GSI Group Inc.
Revenue (GAAP)	$96,494	$96,905
JK Lasers divestiture	(53)	(5,330)
Acquisition fair value adjustments	39	56

Adjusted Revenue	$96,480	$91,631

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit by Segment (Non-GAAP):

	Three Months Ended
	July 3, 2015	June 27, 2014
Laser Products
Gross Profit (GAAP)	$18,950	$17,155
JK Lasers divestiture	50	(1,371)
Amortization of intangible assets	516	516
Acquisition fair value adjustments	—	—

Adjusted Gross Profit	$19,516	$16,300

Gross profit margin (GAAP)	44.9%	39.1%
Adjusted Gross Profit Margin	46.3%	42.3%

Vision Technologies
Gross Profit (GAAP)	$12,158	$13,838
Amortization of intangible assets	547	900
Acquisition fair value adjustments	39	328

Adjusted Gross Profit	$12,744	$15,066

Gross profit margin (GAAP)	38.9%	39.8%
Adjusted Gross Profit Margin	40.8%	43.2%

Precision Motion
Gross Profit (GAAP)	$10,611	$7,949
Amortization of intangible assets	111	198
Acquisition fair value adjustments	—	—

Adjusted Gross Profit	$10,722	$8,147

Gross profit margin (GAAP)	46.0%	43.5%
Adjusted Gross Profit Margin	46.4%	44.6%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(374)	$(291)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—

Adjusted Gross Profit	$(374)	$(291)

GSI Group Inc.
Gross Profit (GAAP)	$41,345	$38,651
JK Lasers divestiture	50	(1,371)
Amortization of intangible assets	1,174	1,614
Acquisition fair value adjustments	39	328

Adjusted Gross Profit	$42,608	$39,222

Gross profit margin (GAAP)	42.8%	39.9%
Adjusted Gross Profit Margin	44.2%	42.8%

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended July 3, 2015
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$10,315	10.7%	$25,821	$19,511	$0.56

Non-GAAP Adjustments:
Amortization of intangible assets	3,026	3.1%	3,026	2,200	0.06
Restructuring, divestiture and other costs	891	0.9%	891	648	0.02
Acquisition related costs	(475)	(0.4)%	(475)	(345)	(0.01)
Acquisition fair value adjustments	39	0.0%	39	28	0.00
Gain on JK Lasers sale	—	—	(19,641)	(15,673)	(0.45)
Unrealized foreign currency loss on JK Lasers sale	—	—	1,612	1,286	0.04
Non-recurring income tax expenses (benefits)	—	—	—	(671)	(0.02)

Total non-GAAP adjustments	3,481	3.6%	(14,548)	(12,527)	(0.36)

Adjusted results (Non-GAAP)	$13,796	14.3%	$11,273	$6,984	$0.20

Weighted average shares outstanding - Diluted					35,029

	Three Months Ended June 27, 2014
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$6,480	6.7%	$5,463	$3,406	$0.10

Non-GAAP Adjustments:
Amortization of intangible assets	4,490	4.6%	4,490	3,122	0.09
Restructuring costs and other	(188)	(0.2)%	(188)	(131)	(0.01)
Acquisition related costs	548	0.6%	548	381	0.01
Acquisition fair value adjustments	328	0.3%	328	228	0.01
Non-recurring income tax expenses (benefits)	—	—	—	(391)	(0.01)

Total non-GAAP adjustments	5,178	5.3%	5,178	3,209	0.09

Adjusted results (Non-GAAP)	$11,658	12.0%	$10,641	$6,615	$0.19

Weighted average shares outstanding - Diluted					34,707

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	July 3, 2015	June 27, 2014
Net income attributable to GSI Group Inc. (GAAP)	$19,498	$725
Interest (income) expense, net	1,375	1,375
Income tax provision	6,310	2,057
Depreciation and amortization	4,623	6,322
Share-based compensation	936	995
Restructuring, acquisition and divestiture related costs	416	360
Acquisition fair value adjustments	39	328
Loss from discontinued operations, net of tax	13	2,678
Other, net	(16,881)	(358)

Adjusted EBITDA (Non-GAAP)	$16,329	$14,482

Net Debt (Non-GAAP):

	July 3, 2015	December 31, 2014
Total Debt (GAAP)	$116,250	$115,000
Less: Cash and cash equivalents	(81,051)	(51,146)

Net Debt (Non-GAAP)	$35,199	$63,854

Organic Revenue Growth (Non-GAAP):

Three Months Ended
July 3, 2015
Reported decline (GAAP)	(0.4)%
Less: Change attributable to acquisitions and divestitures	(0.8)%
Plus: Change due to foreign currency	4.6%

Organic growth (Non-GAAP)	5.0%

Non-GAAP Measures

Adjusted Revenue

Adjusted Revenue excludes the JK Lasers business to only show the results of ongoing operations of the Company. As the JK Lasers business was sold in April 2015, the future results of the Company will no longer include revenues from this business. We excluded JK Lasers revenue from Adjusted Revenue because divestiture activities can vary between reporting periods and between us and our peers, which we believe make comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. Additionally, we include estimated revenue from contracts acquired with business acquisitions that will not be fully recognized due to business combination rules. Because GAAP accounting rules require the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue.

Organic Revenue

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, and the effect of foreign currency translation. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because acquisition and divestiture activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude the JK Lasers business to only show the results of ongoing operations, as the JK Lasers business was sold in April 2015. In addition, Adjusted Gross Profit and Adjusted Gross Profit Margin excludes the amortization of acquired intangible assets and revenue and inventory fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude the amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The Company also excluded restructuring, acquisition and divestiture related costs from Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin due to the significant changes that have occurred outside of the Company’s day-to-day business as a result of the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above. The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above. In addition, the gain on sale of JK Lasers and the related unrealized foreign exchange loss are excluded to only show the results of our ongoing operations, as the JK Lasers business was sold in April 2015.

Adjusted Income from Continuing Operations, Net of Tax

The calculation of Adjusted Income from Continuing Operations, net of tax, is displayed in the tables above. Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of Adjusted Income from Continuing Operations, net of tax, also excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, the gain on sale of JK Lasers and the related unrealized foreign exchange loss for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS from Continuing Operations

The calculation of Adjusted Diluted EPS from Continuing Operations is displayed in the tables above. Because income from continuing operations, net of tax is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS from Continuing Operations excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, the gain on sale of JK Lasers and the related unrealized foreign exchange loss, significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described for Adjusted Income from Continuing Operations, net of tax.

Adjusted EBITDA

The Company defines Adjusted EBITDA as the net income attributable to GSI Group Inc. before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, loss from discontinued operations, net of tax, and other non-operating income (expense) items, including the gain on the sale of JK Lasers, foreign exchange gains (losses) and earnings from an equity-method investment.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will not be affected by unusual or non-recurring items.

Net Debt

The Company defines Net Debt as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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